

PROSPECTUS SUPPLEMENT                                           FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATEDJULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1747




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000           ORIGINAL ISSUE DATE:          August 10, 1998


CUSIP NUMBER:           59018S M76             STATED MATURITY DATE:         August 10, 2001


INTEREST CALCULATION:                          DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                 /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                 / / 30/360
(FIXED INTEREST RATE):                         / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                      / / COMMERCIAL PAPER RATE
/ / CMT RATE                                   / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                 / / CD RATE
/ / FEDERAL FUNDS RATE                         / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                           DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                             LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                              LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months           MINIMUM INTEREST RATE:        Not Applicable


SPREAD:                 0.070%                 MAXIMUM INTEREST RATE:        Not Applicable


INITIAL INTEREST RATE:  5.7575%                SPREAD MULTIPLIER:            Not Applicable


INTEREST RESET DATES:   Quarterly, on the 10th of February, May, August and November, commencing
                        November 10, 1998; subject to modified following business day convention


INTEREST PAYMENT DATES: Quarterly, on the 10th of February, May, August and November, commencing
                        November 10, 1998; subject to modified following business day convention


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  August 5, 1998

